                                                                    EXHIBIT 4.48

                                                               Execution Version
--------------------------------------------------------------------------------



                          ----------------------------



                   SUPPLEMENTAL SUBSIDIARY GUARANTEE AGREEMENT

                               with respect to the

                           7.5% SENIOR NOTES DUE 2010

                                       of

                               STATS CHIPPAC LTD.



                          ----------------------------



                          Dated as of February 21, 2006



                          ----------------------------



                                   GUARANTORS

                               STATS CHIPPAC, INC.
                             STATS HOLDINGS LIMITED
                        STATS CHIPPAC TEST SERVICES, INC.
                          STATS CHIPPAC (BARBADOS) LTD.
                      CHIPPAC INTERNATIONAL COMPANY LIMITED
                           STATS CHIPPAC (BVI) LIMITED
                           CHIPPAC LUXEMBOURG S.A.R.L.
         CHIPPAC LIQUIDITY MANAGEMENT HUNGARY LIMITED LIABILITY COMPANY
                        STATS CHIPPAC MALAYSIA SDN. BHD.
                         STATS CHIPPAC TAIWAN CO., LTD.



                          ----------------------------



--------------------------------------------------------------------------------

     SUPPLEMENTAL SUBSIDIARY GUARANTEE AGREEMENT dated as of February 21, 2006 (this "Supplemental Agreement") made among STATS ChipPAC Taiwan Co., Ltd., a Taiwan corporation (the "New Guarantor"), each other then existing Guarantor under the Indenture and Original Agreement referred to below (each, a "Guarantor" and collectively, the "Guarantors" and which shall, upon due execution and delivery of this Supplemental Agreement, include the New Guarantor), STATS ChipPAC Ltd., a corporation organized under the laws of the Republic of Singapore, as issuer (the "Company"), and the Trustee (as defined below).

     Reference is made to the Indenture (as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms, the "Indenture") dated as of July 19, 2005 between the Company and U.S. Bank National Association, as trustee (the "Trustee"), providing for the issuance of 7.5% Senior Notes due 2010 of the Company (the "Notes"), and the Subsidiary Guarantee Agreement dated as of July 19, 2005 (the "Original Agreement," and together with this Supplemental Agreement, this "Agreement") among the Guarantors party thereto, the Company and the Trustee, providing for the Guarantors to Guarantee the Notes pursuant to the Indenture and the Original Agreement.

     WHEREAS, Section 4.20 of the Indenture and Section 2.03 of the Original Agreement provide that the Company is required to cause each Restricted Subsidiary formed after the Issue Date to execute a Note Guarantee pursuant to which such Restricted Subsidiary will, jointly and severally with each other Guarantor, unconditionally Guarantee the Notes on the terms and conditions in the Indenture and the Original Agreement;

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Agreement to amend and supplement the Original Agreement, without the consent of any Holder;

     WHEREAS, the Company owns directly or indirectly all of the capital stock of the New Guarantor;

     WHEREAS, the Company agrees to cause the New Guarantor to guarantee the Notes pursuant to the terms of the Indenture and this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors and the Company hereby agree with and for the equal and ratable benefit of the Holders of the Notes and for the benefit of the Trustee as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                                    ARTICLE 2
                                 NOTE GUARANTEES

Section 2.01  Guarantees.

     (a) Subject to this Article 2, the New Guarantor hereby, jointly and severally with each other Guarantor, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, this Agreement, the Notes or the obligations of the Company thereunder, that:

          (1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment of any amount so guaranteed or any performance so guaranteed when due, in each case, for whatever reason, the New Guarantor will be jointly and severally together with each other Guarantor obligated to pay the same immediately. The New Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The New Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Agreement.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) The New Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The New Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. Each Guarantor that makes a payment under its Note Guarantee will have the right to seek contribution from any non-paying Guarantor in an amount equal to such non-paying Guarantor's pro-rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with U.S. GAAP so long as the exercise of such right does not impair the rights of the Holders under each Note Guarantee.

Section 2.02  Limitation on Guarantor Liability.

     The New Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of the New Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, the New Guarantor and the other Guarantors hereby irrevocably agree that the obligations of the New Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the New Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 2 of this Agreement, result in the obligations of the New Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 2.03  Execution and Delivery of Note Guarantee.

     To evidence its Note Guarantee set forth in Section 2.01 hereof, the New Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit A to this Agreement will be endorsed by an Officer of the New Guarantor or person authorized by a resolution of the Board of Directors of the New Guarantor on each Note authenticated and delivered by the Trustee and that this Agreement will be executed on behalf of the New Guarantor by one of its Officers.

     The New Guarantor hereby agrees that its Note Guarantee set forth in
Section 2.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Agreement or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Agreement on behalf of the Guarantors.

     In the event that the Company or any of its Restricted Subsidiaries forms or otherwise acquires, directly or indirectly, any Restricted Subsidiary after the date hereof, if required by Section 4.20 of the Indenture, the Company will cause such Restricted Subsidiary to guarantee the Notes and to comply with the provisions of Section 4.20 of the Indenture and this Article 2, to the extent applicable.

Section 2.04  Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 2.05 hereof, no Guarantor may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person, unless:

     (a) the resulting, surviving or transferee Person if not the Guarantor shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and the Person shall expressly assume, by executing a supplemental indenture satisfactory to the Trustee, all the obligations of the Guarantor under the Indenture, this Agreement and the Registration Rights Agreement;

     (b) immediately after giving effect to the transaction or transactions on a pro forma basis, and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of the transaction as having been issued by the Person at the time of the transaction, no Default shall have occurred and be continuing; and

     (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture complies with the Indenture.

     The provisions of clauses (a) and (b) above shall not apply to any one or more transactions involving a Guarantor which constitute an Asset Sale if such transactions are made in compliance with the applicable provisions of Section
4.10 of the Indenture.

     In case of any such consolidation, merger, conveyance, transfer, lease, or sale, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and this Agreement to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture and this Agreement as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Agreement as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (c) of this section 2.04, nothing contained in the Indenture, this Agreement or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 2.05  Releases.

     The Note Guarantee of a Guarantor will be automatically released and such Guarantor shall be deemed automatically released and relieved of any and all obligations under its Note Guarantee without any further action required on the part of the Trustee or any Holder:

     (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, in each case so long as such sale or other disposition is made in accordance with
Section 5.01 and Section 4.10 of the Indenture;

     (b) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, in each case so long as such sale or disposition is made in accordance with Section 5.01 and Section 4.10 of the Indenture;

     (c) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

     (d) upon legal defeasance or satisfaction and discharge of the Indenture in accordance with Article 8 and Article 10 of the Indenture.

     In the case of clauses (a) and (b) above, upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 and 5.01 thereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

     Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 2.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture and as provided in this Article 2.

Section 2.06  Withholding Taxes.

          All payments of, or in respect of, principal of, premium and interest on, the Notes under the Note Guarantees will be made by the Guarantors without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Singapore or any other jurisdiction in which any Guarantor is organized or resident for tax purposes or from or through which payment is made, (including, in each case, any political subdivision thereof) (the "Relevant Jurisdiction") or any authority thereof or therein having power to tax unless these taxes, duties, assessments or governmental charges are required to be withheld or deducted. In that event, such Guarantor agrees to pay such additional amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges of the Relevant Jurisdiction) in the payment to each Holder of a Note of the amounts that would have been payable in respect of such Notes or under the Note Guarantees had no withholding or deduction been required (such amounts, "Additional Amounts"), except that no Additional Amounts shall be payable for or on account of:

     (a) any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that such Holder:

          (1) has a present or former connection with the Relevant Jurisdiction other than the mere ownership of, or receipt of payment under, such Note or under the Note Guarantees; or

          (2) presented such Note more than 30 days after the date on which the payment in respect of such Note first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

     (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (c) any tax, duty, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payment of interest or principal on the Notes or under the Note Guarantees;

     (d) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the Beneficial Owner of a Note with a request by the Company or such Guarantor addressed to the Holder (A) to provide information concerning the nationality, residence or identity of the Holder or such Beneficial Owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) and (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or

     (e) any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment of the principal of or premium or interest on any Note to any Holder who is a fiduciary or partnership or other than the sole Beneficial Owner of the payment to the extent that, if the Beneficial Owner had held the note directly, such Beneficial Owner would not have been entitled to the Additional Amounts.

          If any taxes are required to be deducted or withheld from payments on the Notes under the Note Guarantees, such Guarantor shall promptly provide a receipt of the payment of such taxes (or if such receipt is not available, any other evidence of payment reasonably acceptable to the trustee).

          Any reference herein to the payment of the principal of or interest on any Note shall be deemed to include the payment of Additional Amounts provided for in the Indenture and this Agreement to the extent that, in such context, Additional Amounts are, were or would be payable under the Indenture.

                                    ARTICLE 3
                                  MISCELLANEOUS

Section 3.01  Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address
(a) if to the Company and/or any Guarantor, at the Company's address set forth in the Indenture and (b) if to the Trustee, to the Trustee's address set forth in the Indenture.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company or a Guarantor mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 3.02 No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of any Guarantor, as such, will have any liability for any obligations of the Guarantors under the Notes, the Indenture, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 3.03  Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT AND THE NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.04  No Adverse Interpretation of Other Agreements.

     This Agreement may not be used to interpret any other indenture, loan, guarantee or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

Section 3.05  Successors.

     All agreements of the New Guarantor in this Supplemental Agreement will bind its successors, except as otherwise provided in Section 2.05 hereof. All agreements of the Trustee in this Agreement will bind its successors.

Section 3.06  JURISDICTION.

     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE NEW GUARANTOR IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER or the trustee on behalf of such holder ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 3.07  Waiver of Immunity.

     To the extent that the New Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the New Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

Section 3.08  Process Agent.

     The New Guarantor has appointed CT Corporation System (the "PROCESS AGENT"), as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. The New Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement. Such service may be made by delivering a copy of such process to the New Guarantor in care of the Process Agent at the address for the Process Agent and obtaining a receipt therefor, and the New Guarantor hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The New Guarantor represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the New Guarantor in any such suit, action or proceeding.

Section 3.09  Severability.

     In case any provision in this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.10  Currency Indemnity.

     The U.S. dollar is the sole currency of account and payment for all sums payable by the Guarantors in connection with the Notes. Any amount received or recovered in a currency other than the U.S. dollar in respect of the Notes (whether as a result of, or for the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of a Guarantor or otherwise) by the Trustee or any Holder in respect of any sum expressed to be due to it from the Guarantors will constitute a discharge of the Guarantors only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Guarantors will indemnify the recipient against any loss sustained by it as a result. In any event the Guarantors will indemnify the recipient against the cost of making any such purchase.

     For the purposes of this Section 3.10, it will be sufficient for a Holder or the Trustee to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of the Guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

Section 3.11  Currency Calculation.

     Except as otherwise expressly set forth herein, for purposes of determining compliance with any U.S. dollar-denominated restriction herein, the U.S. dollar-equivalent amount for purposes hereof that is denominated in a non-U.S. dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-U.S. dollar amount is incurred or made, as the case may be.

Section 3.12  Counterpart Originals.

     The parties may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement.

Section 3.13  Headings, etc.

     The Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Supplemental Subsidiary Guarantee Agreement as of the date first above written.


                                   NEW GUARANTOR:


                                        STATS CHIPPAC TAIWAN CO., LTD.


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


                                   OTHER GUARANTORS:


                                        STATS CHIPPAC, INC.


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer


                                        STATS CHIPPAC TEST SERVICES, INC.


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


                                        STATS HOLDINGS LIMITED


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


                                        STATS CHIPPAC (BARBADOS) LTD.


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


         [Signature Page to Supplemental Subsidiary Guarantee Agreement]

                                        STATS CHIPPAC (BVI) LIMITED


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


                                        STATS CHIPPAC MALAYSIA SDN. BHD.


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


                                        CHIPPAC INTERNATIONAL COMPANY LIMITED


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


                                        CHIPPAC LUXEMBOURG S.A.R.L.


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Authorized Signatory


                                        CHIPPAC LIQUIDITY MANAGEMENT
                                        HUNGARY LIMITED LIABILITY COMPANY


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Managing Director

         [Signature Page to Supplemental Subsidiary Guarantee Agreement]

                                   TRUSTEE:


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By /s/ Raymond S. Haverstock
                                           -------------------------------------
                                        Name:  Raymond S. Haverstock
                                        Title: Vice President



                                   COMPANY:


                                        STATS CHIPPAC LTD.


                                        By /s/ Michael G. Potter
                                           -------------------------------------
                                        Name:  Michael G. Potter
                                        Title: Chief Financial Officer

         [Signature Page to Supplemental Subsidiary Guarantee Agreement]

                                                                       EXHIBIT A

                          FORM OF NOTATION OF GUARANTEE

     For value received, the Guarantor named below (which term includes any successor Person under the Agreement (as defined below)) has, jointly and severally with each other Guarantor, unconditionally guaranteed, to the extent set forth in the Subsidiary Guarantee Agreement dated as of July 19, 2005 (the "Original Agreement"), as amended and supplemented by the Supplemental Subsidiary Guarantee Agreement dated as of February 21, 2006 (the "Supplemental Agreement," and together with the Original Agreement, the "Agreement"), each among STATS ChipPAC Ltd. (the "Company"), the Guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee"), and subject to the provisions in the Agreement, (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Agreement and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee, the Indenture and the Agreement are expressly set forth in Article 2 of the Agreement and reference is hereby made to the Agreement for the precise terms of the Note Guarantee.

     Capitalized terms used but not defined herein have the meanings given to them in the Agreement.


                                        STATS CHIPPAC TAIWAN CO., LTD.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       A-1